Exhibit 4.1

C0000000230 | M

Number

00000000

# NervGen Pharma

A BRITISH COLUMBIA BUSINESS CORPORATIONS ACT COMPANY

Shares

****0****

THIS CERTIFIES THAT

SPECIMEN

CUSIP 64082X203

ISIN CA64082X2032

IS THE REGISTERED HOLDER OF

***0***

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

## NERVGEN PHARMA CORP.

in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia.

Dated: Nov 21, 2025

Chair and Chief Executive Officer

Chief Financial Officer

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA AND JERSEY CITY, NJ)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(VANCOUVER) (TORONTO)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Vancouver, BC and Toronto, ON or at the offices of Computershare Trust Company, N.A. in Canton, MA and Jersey City, NJ.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

00230504

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	as tenants in common	(Name) GUST (Name) UNIF	(Name) as Custodian for (Name) under the
TEN ENT	as tenants by the entireties	GIFT MIN ACT (State)	(State) Uniform Gifts to Minors Act
JTTEN	as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

shares

represented by this certificate and does hereby irrevocably constitute and appoint the attorney

of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED                        __

Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP) The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed"

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE S~CURIT~
THIS IS WATERMARKED PAPE, DO NOT ACCEPT WITHOUT NOTING WAIEHMAK. HOLD TO LIGHT TO VERIFY WATEMAK.

PAPIE FILIGANE, NE PAS ACCEPTER SANS VERIFIER LA PR~SENCE
DU FILIGANE. POUR CE FAIE, PLACE A LA LUMIERE.